UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

Accenture plc
(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Grand Canal Square
Grand Canal Harbour
Dublin 2, Ireland
(Address of principal executive offices)
Registrant’s telephone number, including area code: (353) (1) 646-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0000225 per share	ACN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 28, 2026, Accenture plc (“Accenture”) held its 2026 annual general meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, Accenture’s shareholders approved an amendment and restatement of the Amended and Restated Accenture plc 2010 Share Incentive Plan (as amended and restated, the “Amended SIP”), which had previously been approved by the Board of Directors of Accenture (the “Board”), subject to shareholder approval.
The Amended SIP is substantially the same as the prior Amended and Restated Accenture plc 2010 Share Incentive Plan, except that it has been amended to, among other things, (1) authorize an additional 7 million shares for issuance and (2) extend the term of the plan until December 12, 2035.
The material terms of the Amended SIP are described in Accenture’s definite proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on December 12, 2025 (the “Proxy Statement”), and the description of the plan included in the Proxy Statement under the section entitled “Proposal 3: Approval of Amended and Restated Accenture plc 2010 Share Incentive Plan” is incorporated herein by reference. The description of the Amended SIP is qualified in its entirety by reference to the full text of the Amended SIP, a copy of which is filed as Exhibit 10.1 hereto.

Item 5.07 Submission of Matters to a Vote of Security Holders
On January 28, 2026, Accenture held its Annual Meeting. Accenture’s shareholders approved each of the following proposals considered at the Annual Meeting. The following chart sets forth the number and percentage of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each proposal voted upon by Accenture’s shareholders (proposal numbers correspond to the proposal numbers used in the Proxy Statement):

Proposals		For		Against		Abstained	Broker Non-Votes
1.	To appoint the following directors:
	Martin Brudermüller	457,078,682	99.68%	1,485,942	0.32%	779,718	45,621,294
	Alan Jope	452,499,353	98.69%	6,003,912	1.31%	841,077	45,621,294
	Nancy McKinstry	418,613,377	91.28%	39,968,281	8.72%	762,684	45,621,294
	Jennifer Nason	455,764,738	99.39%	2,810,654	0.61%	768,950	45,621,294
	Paula A. Price	444,870,995	97.01%	13,712,447	2.99%	760,900	45,621,294
	Venkata (Murthy) Renduchintala	427,226,784	93.35%	30,411,642	6.65%	1,705,916	45,621,294
	Arun Sarin	411,051,436	89.68%	47,310,511	10.32%	982,395	45,621,294
	Julie Sweet	436,938,720	95.70%	19,654,511	4.30%	2,751,111	45,621,294
	Tracey T. Travis	454,040,541	99.01%	4,530,157	0.99%	773,644	45,621,294
	Masahiko Uotani	457,090,277	99.68%	1,483,777	0.32%	770,288	45,621,294
2.	To approve, in a non-binding vote, the compensation of Accenture’s named executive officers	400,199,445	87.73%	55,968,491	12.27%	3,176,406	45,621,294
3.	To approve the Amended and Restated Accenture plc 2010 Share Incentive Plan to increase the number of shares available for issuance and make other amendments	440,871,284	96.27%	17,068,980	3.73%	1,404,078	45,621,294
4.	To ratify, in a non-binding vote, the appointment of KPMG LLP (“KPMG”) as Accenture’s independent auditor and to authorize, in a binding vote, the Audit Committee of the Board to determine KPMG’s remuneration	460,457,192	91.32%	43,750,869	8.68%	757,575	—
5.	To grant the Board the authority to issue shares under Irish law	497,072,673	98.58%	7,161,506	1.42%	731,457	—
6.	To grant the Board the authority to opt-out of pre-emption rights under Irish law	476,907,934	94.61%	27,156,073	5.39%	901,629	—
7.	To determine the price range at which Accenture can re-allot shares that it acquires as treasury shares under Irish law	500,380,458	99.26%	3,741,047	0.74%	844,131	—

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Accenture plc 2010 Share Incentive Plan
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 28, 2026	ACCENTURE PLC

	By:	/s/ Joel Unruch
	Name:	Joel Unruch
	Title:	General Counsel & Corporate Secretary